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                                                                     Exhibit 5.1

                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170

                                    --------

                          TELEPHONE 617-832-1000    1747 PENNSYLVANIA AVE., N.W.
                          FACSIMILE 617-832-7000            SUITE 1200
                             http://www.fhe.com       WASHINGTON, D.C. 20006
                                                         TEL: 202-223-1200
                                                         FAX: 202-785-6687


                                                    March 9, 2001



Lightbridge, Inc.
67 South Bedford Street
Burlington, Massachusetts  01803


Ladies and Gentlemen:

       We have acted as counsel for Lightbridge, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of 2,000,000 shares (the "Shares") of its common stock, $.01 par value, issuable pursuant to the Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan").

       In arriving at the opinions expressed below, we have examined and relied on the following documents:

       (a)  the Registration Statement;

       (b)  the Plan;

       (c)  the Certificate of Incorporation and By-Laws of the Company; and

       (d) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

       In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

       We express no opinion other than as to the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that:

            1. The Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement.


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March 9, 2001
Page 2


            2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the Plan, will be validly issued, fully paid and non-assessable.

       We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                         Very truly yours,

                                         Foley, Hoag & Eliot LLP


                                         By: /s/ ALEXANDER H. PYLE
                                            -----------------------------------
                                            a Partner